UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 25, 2010
AVIAT NETWORKS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33278	20-5961564

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
Address of principal executive offices: 5200 Great America Parkway, Santa Clara, CA 95054
Registrant’s telephone number, including area code: (408) 567-7000
(Former address, if changed since last report): None
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.
On August 23, 2010, Aviat Networks, Inc. (the “ Company”), its wholly-owned subsidiary, Aviat U.S., Inc. (formerly known as Harris Stratex Networks Operating Corporation) (“ Aviat US”) and Aviat US’ wholly-owned subsidiary Aviat Networks (S) Pte. Ltd. (formerly known as Harris Stratex Networks (S) Pte. Ltd.) (“ Aviat Singapore,” and together with the Company and Aviat US, the “ Borrowers”), entered into an amendment (the “ Amendment”) to the Credit Agreement, dated as of June 30, 2008 (the “ Credit Facility”), among the Borrowers, Bank of America, N.A., as Administrative Agent, Lender, Swing Line Lender and L/C Issuer, Silicon Valley Bank, as Lender and L/C Issuer, the other lenders party thereto, and Bank of America, N.A., Hong Kong Branch, as Singapore Loan Agent. The Amendment is effective as of July 2, 2010.
Pursuant to the Amendment, the applicable margin in respect of commitment fees, letters of credit and Eurodollar rate loans has been modified from a multi-level system in which the margin for commitment fees ranged from .25% to .50% and the margins for Eurodollar rate loans and letters of credit ranged from 1.25% to 2.00% (each based on the Company’s reported consolidated debt leverage ratio) to a one-level system in which the margin for commitment fees is .50% and the margins for Eurodollar rate loans and letters of credit is 1.00%.
In addition, the consolidated debt leverage ratio covenant has been removed from the Credit Facility pursuant to the Amendment and is no longer in effect. Furthermore, the minimum liquidity ratio covenant and the components comprising the liquidity ratio have been amended from (a) 1.75:1, consisting of the ratio of (i) the sum of unrestricted cash and cash equivalents plus marketable securities and 50% of accounts receivable divided by (ii) the total obligations under the Credit Facility to (b) 1.25:1, consisting of the ratio of (i) the sum of cash and cash equivalents plus marketable debt securities and 100% of accounts receivable divided by (ii) total current liabilities (but excluding from such amount the loans and letters of credit obligations under the Credit Facility that are secured by cash collateral). The liquidity ratio is calculated for the Company and its subsidiaries on a consolidated basis and is based on the Company’s consolidated reported quarterly financial results.
Pursuant to the Amendment, the Credit Facility, which was previously unsecured, is secured by the pledge by the Borrowers of cash and deposit account balances in amounts equal to 100% of all of the U.S. dollar loans and letters of credit and 105% of all non-U.S. dollar loans and letters of credit under the Credit Facility. Certain other restrictions under the Credit Facility remain in place, including a negative pledge on assets, restrictions on additional indebtedness and limitations on capital expenditures, payment of dividends, redemptions and repurchases of debt, liens, sale and leaseback transactions, certain investments, guarantees and other obligations, mergers and acquisitions, and disposition of assets.

Item 2.02	Results of Operations and Financial Condition

Item 7.01	Regulation FD Disclosure
The information contained in this Current Report on Form 8-K , including the accompanying Exhibit 99.1, is being furnished pursuant to Item 2.02 and 7.01 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section. The information contained in this Current Report on Form 8-K that is furnished under Item 2.02 and 7.01, including the accompanying Exhibit 99.1, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in such a filing.
On August 25, 2010, Aviat Networks, Inc. (“Aviat Networks”) (formerly Harris Stratex Networks, Inc.) issued a press release announcing its results of operations and financial condition as of and for its fourth quarter of fiscal year 2010, which ended July 2, 2010 and guidance regarding expected revenue for its first quarter of fiscal 2011. The full text of the press release and related financial tables is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
     (d) Exhibits.
     The following exhibit is furnished herewith:

99.1	Press Release, issued by Aviat Networks, Inc. on August 25, 2010

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVIAT NETWORKS, INC.
	By:	/s/ Thomas L. Cronan III
		Name:	Thomas L. Cronan III
Date: August 25, 2010		Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.
Under
Regulation S-K,
Item 601	Description
99.1	Press Release, issued by Aviat Networks, Inc. on August 25, 2010